                                                                  EXHIBIT 11.1
                  PARADIGM MUSIC ENTERTAINMENT COMPANY, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                  Years Ended December 31,
                                                ------------------------------
                                                    1996           1995
                                                ------------    ------------
Primary earnings
   Loss from continuing operations .........   $(2,399,464)    $ (131,749)
                                                ============    ==========
   Shares:
   Weighted average number of common shares
     outstanding  ..........................     2,090,707      2,090,707
                                                ============    ==========
   Primary loss per common share ...........   $     (1.15)    $     (.06)
                                                ============    ==========
Fully diluted earnings *
   Loss from continuing operations .........   $(2,399,464)    $ (131,749)
                                                ============    ==========
   Shares:
   Weighted average number of common shares
     outstanding  ..........................     2,090,707      2,090,707
   Release of Class A and Class B Common
     Stock held in escrow and conversion of
     Class E
     Common Stock  .........................     1,799,385      1,799,385
                                                ------------    ----------
   Weighted average number of common shares
     outstanding as adjusted  ..............     3,890,092      3,890,092
                                                ============    ==========
   Fully diluted loss per common share .....   $      (.62)    $     (.03)
                                                ============    ==========

* This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although it is contrary to footnote 2 to paragraph 14 of APB Opinion No. 15 because it produces an anti-dilutive result.